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     EXHIBIT 11.1 STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                     QUARTER ENDED JUNE 30,
                                                     ----------------------
                                                        1997        1996
                                                        ----        ----

Net income (loss)                                   $(2,735,772)   $146,177

Primary weighted average common shares outstanding    9,467,877   8,965,795
                                                      ---------   ---------
Primary earnings per share                               $(0.29)      $0.02
                                                         ------       -----
                                                         ------       -----

Fully diluted weighted average common shares
  outstanding                                         9,467,877   8,968,744
                                                      ---------   ---------
Fully diluted earnings per share                         $(0.29)      $0.02
                                                         ------       -----
                                                         ------       -----